Exhibit 99.1

NII ANNOUNCES STRATEGIC ALLIANCE WITH GRUPO CLARIN IN ARGENTINA

•	Grupo Clarin purchases a 49% equity interest in Nextel Argentina and an option to acquire the remaining 51% pending regulatory approvals

•	Total consideration for the transaction is $178 million

RESTON, Va., September 14, 2015 - NII Holdings, Inc. [NASDAQ: NIHD] today announced a strategic alliance with Grupo Clarin in Argentina. In connection with the transaction, Grupo Clarin acquired a 49% equity interest in Nextel Argentina and an option to acquire the remaining 51% equity interest in Nextel Argentina upon receipt of approvals from the regulatory authorities in Argentina for total consideration of $178 million, of which $159 million was paid up front, with the remaining amount due within 30 days. The net proceeds received from the transaction will be used to provide additional liquidity to support NII’s operations in Brazil.

“The transaction with Grupo Clarin creates a promising path for the future of Nextel Argentina and its employees to compete effectively in the mobile market in Argentina,” said Steve Shindler, NII’s chief executive officer. “At the same time, it is consistent with our strategy to concentrate our resources on our operations in Brazil and provides incremental capital to improve our liquidity to support our business there.”

Nextel Argentina will continue to be controlled and operated by NII pending the receipt of the necessary regulatory approvals.

NII Holdings was advised by Jones Day as legal advisor.

About NII Holdings, Inc.
NII Holdings, Inc., a publicly held company based in Reston, VA, offers differentiated mobile communications service including fully integrated wireless voice and data services under the Nextel brand in Brazil and Argentina. Visit NII's website at www.nii.com.
Nextel, the Nextel logo and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.

Visit NII's news room for news and to access our markets' news centers: nii.com/newsroom.
About Grupo Clarin
Grupo Clarín is the largest media company in Argentina and a leading company in the cable television and Internet access, printing and publishing, and broadcasting and programming markets. Its cable television network is one of the largest in Latin America in terms of subscribers, and is a leading broadband provider in Argentina. Its newspaper -Diario Clarín- is one of the highest circulation newspapers in Latin America. Grupo Clarín is the largest producer of media content in Argentina, including news, sports and entertainment and reaches substantially all segments of the Argentine population in terms of wealth, geography and age.

Safe Harbor Statement

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. This news release includes “forward-looking statements” within the meaning of the securities laws. The statements in this news release regarding the business and economic outlook, future performance and forward-looking guidance, as well as other statements that are not historical facts, are forward-looking statements. Forward-looking statements are estimates and projections reflecting management's judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, NII’s ability to complete the sale of Nextel Argentina, including receiving the required regulatory approval for the sale, NII’s ability to meet its business plans, customer growth and retention, pricing, network usage, operating costs, the timing of various events, the economic and regulatory environment and the foreign currency exchange rates that will prevail during 2015. Future performance cannot be assured and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include the risks and uncertainties relating to: the completion of the sale of Nextel Argentina, the impact of liquidity constraints, the impact of more intense competitive conditions and changes in economic conditions in Argentina and Brazil, the performance of the NII’s networks, NII’s ability to provide services that customers want or need, the ability of NII to continue as a going concern, NII’s ability to execute its business plan, and the additional risks and uncertainties that are described in NII’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2015, as well as in other reports filed from time to time by NII with the Securities and Exchange Commission. This press release speaks only as of its date, and NII disclaims any duty to update the information herein.
Media Contacts:
NII Holdings, Inc.
1875 Explorer Street, Suite 800
Reston, VA. 20190
(703) 390-5100
www.nii.com

Investor and Media Relations:
Tahmin Clarke
(703) 390-7174
tahmin.clarke@nii.com